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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


           We have issued our report dated May 8, 2000, accompanying the consolidated financial statements included in the Current Report on Form 8-K dated April 12, 2001 of Kent Electronics Corporation. We do hereby consent to the incorporation by reference of said report in the Registration Statements of Kent Electronics Corporation on Form S-8, File Nos. 33-12028, 33-17821, 33-18527, 33-66030, 333-20367, 333-86279 and 333-86281.


GRANT THORNTON LLP

Houston, Texas
April 12, 2001